STAG INDUSTRIAL ANNOUNCES SECOND QUARTER
2017 RESULTS

Boston, MA — August 1, 2017 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the second quarter of 2017.

“The second quarter represented the largest acquisition volume in STAG’s history,” said Ben Butcher, Chief Executive Officer of the Company.  “This acquisition volume, coupled with our 8% per share growth, while simultaneously deleveraging the balance sheet has positioned the Company very well heading into the second half of 2017.”

Second Quarter 2017 Highlights

•
Reported $0.01 of net loss per basic and diluted share for the second quarter of 2017, as compared to $0.20 of net loss per basic and diluted share for the second quarter of 2016, a decrease in net loss of 95.0%. Reported $1.1 million of net loss attributable to common stockholders for the second quarter of 2017 compared to net loss attributable to common stockholders of $13.3 million for the second quarter of 2016, a decrease in net loss of 91.6%.

•
Achieved $0.41 of Core FFO per diluted share for the second quarter of 2017, an increase of 7.9% compared to the second quarter of 2016 of $0.38. Generated Core FFO of $38.1 million compared to $27.2 million for the second quarter of 2016, an increase of 40.1%.

•
Generated Cash NOI of $58.0 million compared to $49.0 million for the second quarter of 2016, an increase of 18.3%. For the six months ended June 30, 2017, Cash NOI increased 16.3% in the aggregate compared to the same period last year.

•	Acquired 21 buildings in the second quarter of 2017, consisting of 4.6 million square feet, for $285.6 million with a weighted average Capitalization Rate of 7.2%.

•	Sold three buildings in the second quarter of 2017, consisting of 134,900 square feet for $6.5 million.

•	Achieved occupancy of 94.0% on the total portfolio and 94.8% on the Operating Portfolio as of June 30, 2017.

•
Executed Operating Portfolio leases for 3.3 million square feet for the second quarter of 2017. Experienced a cash rent change and GAAP Rent Change of (2.7)% and 6.4%, respectively, for the quarter’s Operating Portfolio leasing activity.

•	Experienced 60.2% Retention for 1.8 million square feet of leases expiring in the quarter. Experienced a cash rent change and GAAP Rent Change of (1.3)% and 2.2%, respectively, for these renewals.

•
Raised gross proceeds of $205.8 million of equity through the Company's at-the-market offering ("ATM") program for the second quarter of 2017. Subsequent to quarter end and through August 1, 2017, raised gross proceeds of $21.3 million through the ATM program.

•	Subsequent to quarter end, originated a new five and a half year, $150 million term loan and fully repaid $88 million of secured debt.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, August 2, 2017 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

SECOND QUARTER 2017 KEY FINANCIAL MEASURES

	Three months ended June 30,			Six months ended June 30,
Metrics	2017	2016	% Change	2017	2016	% Change
(in millions, except per share data)
Net loss attributable to common stockholders	$(1.1)	$(13.3)	(91.6)%	$(3.5)	$(4.5)	(22.4)%
Net income (loss) per share — basic	$(0.01)	$(0.20)	(95.0)%	$(0.04)	$(0.07)	(42.9)%
Net income (loss) per share — diluted	$(0.01)	$(0.20)	(95.0)%	$(0.04)	$(0.07)	(42.9)%
Cash NOI	$58.0	$49.0	18.3%	$114.5	$98.4	16.3%
Adjusted EBITDA	$52.1	$43.1	20.9%	$101.5	$86.4	17.5%
Core FFO	$38.1	$27.2	40.1%	$73.2	$54.9	33.3%
Core FFO per share / unit — basic	$0.41	$0.38	7.9%	$0.82	$0.76	7.9%
Core FFO per share / unit — diluted	$0.41	$0.38	7.9%	$0.82	$0.76	7.9%
AFFO	$37.5	$28.2	32.8%	$73.2	$56.8	28.8%

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition and Disposition Activity

For the three months ended June 30, 2017, the Company acquired 21 buildings for $285.6 million with an Occupancy Rate of 95% upon acquisition. Included in the second quarter acquisitions are three built-to-suit transactions, consisting of 1.3 million square feet for $81.2 million. The chart below details the acquisition activity for the quarter:

SECOND QUARTER 2017 ACQUISITION ACTIVITY

Location (CBSA)	Date Acquired	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Chicago-Naperville-Elgin, IL-IN-WI	4/11/2017	261,075	2	$13.8	5.2
Gaffney, SC	4/20/2017	226,968	1	7.2	15.0
Dayton, OH	5/4/2017	569,966	1	29.7	14.8
Rockford, IL	5/10/2017	336,204	1	22.9	7.0
San Diego-Carlsbad, CA	5/31/2017	205,440	1	19.4	2.9
Kansas City, MO-KS	6/1/2017	270,869	1	16.3	4.5
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	6/6/2017	245,749	1	16.0	9.5
Cincinnati, OH-KY-IN	6/6/2017	224,921	1	11.5	9.2
Charlotte-Concord-Gastonia, NC-SC	6/8/2017	275,000	1	6.7	3.0
Laredo, TX	6/13/2017	206,810	1	13.5	12.0
Pittsburgh, PA	6/16/2017	297,200	1	23.7	7.5
Chicago-Naperville-Elgin, IL-IN-WI	6/26/2017	102,500	1	5.9	4.9
New Haven-Milford, CT	6/27/2017	105,000	1	8.2	5.3
Dallas-Fort Worth-Arlington, TX	6/28/2017	389,546	1	28.6	18.5
Houston-The Woodlands-Sugar Land, TX	6/29/2017	232,800	3	24.9	9.1
Lebanon, PA	6/29/2017	211,358	1	7.9	4.3
Minneapolis-St. Paul-Bloomington, MN-WI	6/29/2017	108,628	1	10.0	9.4
Detroit-Warren-Dearborn, MI	6/30/2017	303,760	1	19.4	2.9
Total / weighted average		4,573,794	21	$285.6	9.1	7.2%

 The chart below details the 2017 acquisition activity and pipeline through August 1, 2017:

2017 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Q1	2,334,622	11	$99.8	6.2	8.2%
Q2	4,573,794	21	285.6	9.1	7.2%
2017 closed acquisitions	6,908,416	32	$385.4	8.1	7.5%

Pipeline	35.0 million	127	$1,953.2

The chart below details the disposition activity for the three and six months ended June 30, 2017:

2017 DISPOSITION ACTIVITY

Year	Square Feet	Buildings	Sale Price ($MM)
Q1	113,379	1	$4.1
Q2	134,900	3	6.5
Total	248,279	4	$10.6

Subsequent to quarter end and through August 1, 2017, the Company sold four buildings consisting of 440,564 square feet for $23.7 million.

Operating Portfolio Leasing Activity

For the three months ended June 30, 2017, the Company executed 22 leases for approximately 3.3 million square feet. The chart below details the leasing activity for leases signed during the quarter for the Operating Portfolio:

SECOND QUARTER 2017 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	390,316	3.4	$4.13	$4.33	$0.82	$0.26	$1.08	(7.7)%	(2.5)%
Renewal leases	2,865,561	6.1	4.01	4.15	0.58	0.31	0.89	(2.4)%	7.0%
Total / weighted average	3,255,877	5.8	$4.02	$4.17	$0.61	$0.30	$0.91	(2.7)%	6.4%

The chart below details the leasing activity for leases signed during the six months ended June 30, 2017:

2017 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New leases	1,289,221	4.3	$4.19	$4.35	$1.15	$0.63	$1.77	4.3%	8.6%
Renewal leases	5,541,526	5.6	3.81	3.96	0.43	0.21	0.64	0.2%	8.1%
Total / weighted average	6,830,747	5.3	$3.88	$4.03	$0.56	$0.29	$0.85	0.9%	8.2%

The chart below details the Retention activity for the three and six months ended June 30, 2017:

2017 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention	Cash Rent Change	GAAP Rent Change
Q1	1,185,453	607,608	3.4	51.3%	13.4%	23.6%
Q2	1,804,836	1,085,796	6.0	60.2%	(1.3)%	2.2%
Total / weighted average	2,990,289	1,693,404	5.1	56.6%	4.5%	10.3%

The Occupancy Rate of the Operating Portfolio as of June 30, 2017 was 94.8%.

Liquidity and Capital Market Activity

As of June 30, 2017, the Company had Liquidity of $321 million and the net debt to annualized Adjusted Run Rate EBITDA was 5.0x.

On May 31, 2017, the Company acquired one industrial building consisting of 205,440 square feet for $19.4 million, with a portion of the consideration for the transaction funded through the issuance of 687,827 OP Units with a fair value of $18.6 million.

On July 28, 2017, the Company closed on a new $150 million, five and a half year unsecured term loan. The new term loan bears a current interest rate of LIBOR plus a spread of 1.3%, and matures on January 4, 2023. On July 20, 2017, the Company entered into five interest rate swaps to fix the interest rate on the new term loan, which will bear a current fixed interest rate of 3.15% inclusive of these swaps.

On August 1, 2017, the Company fully repaid all three tranches of the $88 million Connecticut General Life Insurance Company secured debt facility, which bore a weighted average interest rate of 6.1%.

The chart below details the ATM program activity for the three and six months ended June 30, 2017:

2017 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds $(MM)	Net Proceeds $(MM)
Q1	2,843,907	$24.10	$68.5	$67.6
Q2	7,912,636	$26.01	205.8	203.3
Total / weighted average	10,756,543	$25.51	$274.3	$270.9

Subsequent to June 30, 2017, the Company sold 783,718 shares under its ATM program for gross proceeds of $21.3 million.

Dividends

Subsequent to quarter end, on July 31, 2017, the Company’s Board of Directors declared a monthly common stock dividend of $0.1175 per share for the months of October, November and December 2017. The chart below details the common dividends declared during and subsequent to the second quarter:

THIRD & FOURTH QUARTER 2017 COMMON DIVIDENDS

Month	Record Date	Payment Date	Dividend
July 2017	July 31, 2017	August 15, 2017	$0.117500
August 2017	August 31, 2017	September 15, 2017	$0.117500
September 2017	September 29, 2017	October 16, 2017	$0.117500
October 2017	October 31, 2017	November 15, 2017	$0.117500
November 2017	November 30, 2017	December 15, 2017	$0.117500
December 2017	December 29, 2017	January 16, 2018	$0.117500

Subsequent to quarter end, on July 31, 2017, the Company’s Board of Directors declared the following third quarter preferred stock dividends:

THIRD QUARTER 2017 PREFERRED DIVIDENDS DECLARED

Series	Record Date	Payment Date	Quarterly Dividend
Series B - 6.625% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B)	September 15, 2017	September 29, 2017	$0.4140625
Series C - 6.875% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr C)	September 15, 2017	September 29, 2017	$0.4296875

The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Wednesday, August 2, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13665626.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedule

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	June 30, 2017	December 31, 2016
Assets
Rental Property:
Land	$310,753	$272,162
Buildings and improvements, net of accumulated depreciation of $217,317 and $187,413, respectively	1,800,400	1,550,141
Deferred leasing intangibles, net of accumulated amortization of $257,790 and $237,456, respectively	322,503	294,533
Total rental property, net	2,433,656	2,116,836
Cash and cash equivalents	7,676	12,192
Restricted cash	8,783	9,613
Tenant accounts receivable, net	26,695	25,223
Prepaid expenses and other assets	24,611	20,821
Interest rate swaps	1,701	1,471
Assets held for sale, net	3,561	—
Total assets	$2,506,683	$2,186,156
Liabilities and Equity
Liabilities:
Unsecured credit facility	$130,000	$28,000
Unsecured term loans, net	446,954	446,608
Unsecured notes, net	398,101	397,966
Mortgage notes, net	146,641	163,565
Accounts payable, accrued expenses and other liabilities	37,547	35,389
Interest rate swaps	2,955	2,438
Tenant prepaid rent and security deposits	19,305	15,195
Dividends and distributions payable	11,153	9,728
Deferred leasing intangibles, net of accumulated amortization of $12,278 and $10,450, respectively	21,897	20,341
Total liabilities	1,214,553	1,119,230
Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2017 and December 31, 2016	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2017 and December 31, 2016	75,000	75,000
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 91,446,154 and 80,352,304 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	914	804
Additional paid-in capital	1,572,943	1,293,706
Common stock dividends in excess of earnings	(474,756)	(410,978)
Accumulated other comprehensive loss	(1,781)	(1,496)
Total stockholders’ equity	1,242,320	1,027,036
Noncontrolling interest	49,810	39,890
Total equity	1,292,130	1,066,926
Total liabilities and equity	$2,506,683	$2,186,156

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016(1)	2017	2016(1)
Revenue
Rental income	$61,726	$51,715	$120,948	$103,064
Tenant recoveries	10,401	8,454	20,586	17,896
Other income	66	73	139	154
Total revenue	72,193	60,242	141,673	121,114
Expenses
Property	13,635	11,759	26,911	24,414
General and administrative	7,939	7,751	16,710	18,770
Property acquisition costs	2,558	583	3,298	1,135
Depreciation and amortization	36,147	30,487	72,100	60,236
Loss on impairments	—	11,231	—	11,231
Loss on involuntary conversion	—	—	330	—
Other expenses	1,250	318	1,444	578
Total expenses	61,529	62,129	120,793	116,364
Other income (expense)
Interest income	3	2	8	5
Interest expense	(10,634)	(10,490)	(21,111)	(21,337)
Loss on extinguishment of debt	(2)	(839)	(2)	(1,973)
Gain on the sales of rental property, net	1,337	3,273	1,662	20,946
Total other income (expense)	(9,296)	(8,054)	(19,443)	(2,359)
Net income (loss)	$1,368	$(9,941)	$1,437	$2,391
Less: loss attributable to noncontrolling interest after preferred stock dividends	(44)	(718)	(145)	(232)
Net income (loss) attributable to STAG Industrial, Inc.	$1,412	$(9,223)	$1,582	$2,623
Less: preferred stock dividends	2,448	4,001	4,897	6,913
Less: amount allocated to participating securities	83	95	166	195
Net loss attributable to common stockholders	$(1,119)	$(13,319)	$(3,481)	$(4,485)
Weighted average common shares outstanding — basic and diluted	88,181,117	67,910,361	85,012,106	67,899,789
Net loss per share — basic and diluted
Net loss per share — basic and diluted	$(0.01)	$(0.20)	$(0.04)	$(0.07)

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2016(1)	2017	2016(1)
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$1,368	$(9,941)	$1,437	$2,391
Asset management fee income	(13)	(65)	(43)	(106)
General and administrative	7,939	7,751	16,710	18,770
Property acquisition costs	2,558	583	3,298	1,135
Depreciation and amortization	36,147	30,487	72,100	60,236
Interest income	(3)	(2)	(8)	(5)
Interest expense	10,634	10,490	21,111	21,337
Loss on impairments	—	11,231	—	11,231
Loss on involuntary conversion	—	—	330	—
Loss on extinguishment of debt	2	839	2	1,973
Other expenses	359	318	553	578
Loss on incentive fee	891	—	891	—
Gain on the sales of rental property, net	(1,337)	(3,273)	(1,662)	(20,946)
Net operating income	$58,545	$48,418	$114,719	$96,594

Net operating income	$58,545	$48,418	$114,719	$96,594
Straight-line rent adjustments, net	(1,445)	(845)	(2,669)	(1,243)
Straight-line termination income adjustments, net	(367)	(54)	(111)	(107)
Intangible amortization in rental income, net	1,259	1,521	2,555	3,187
Cash net operating income	$57,992	$49,040	$114,494	$98,431

Cash net operating income	$57,992
Cash NOI from acquisitions' and dispositions' timing	3,390
Cash termination income	(20)
Run Rate Cash NOI	$61,362

ADJUSTED EBITDA RECONCILIATION
Net income (loss)	$1,368	$(9,941)	$1,437	$2,391
Intangible amortization in rental income, net	1,259	1,521	2,555	3,187
Straight-line rent adjustments, net	(1,444)	(815)	(2,667)	(1,185)
Non-cash compensation expense	2,388	2,044	4,775	4,085
Termination income	(387)	(74)	(695)	(128)
Property acquisition costs	2,558	583	3,298	1,135
Depreciation and amortization	36,147	30,487	72,100	60,236
Interest income	(3)	(2)	(8)	(5)
Interest expense	10,634	10,490	21,111	21,337
Severance costs	—	—	—	3,063
Loss on impairments	—	11,231	—	11,231
Loss on involuntary conversion	—	—	330	—
Loss on extinguishment of debt	2	839	2	1,973
Loss on incentive fee	891	—	891	—
Gain on the sales of rental property, net	(1,337)	(3,273)	(1,662)	(20,946)
Adjusted EBITDA	$52,076	$43,090	$101,467	$86,374

Adjusted EBITDA	$52,076
Adjusted EBITDA from acquisitions' and dispositions' timing	3,390
Run Rate Adjusted EBITDA	$55,466

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016(1)	2017	2016(1)
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income (loss)	$1,368	$(9,941)	$1,437	$2,391
Rental property depreciation and amortization	36,076	30,421	71,955	60,121
Loss on impairments	—	11,231	—	11,231
Gain on the sales of rental property, net	(1,337)	(3,273)	(1,662)	(20,946)
Funds from operations	$36,107	$28,438	$71,730	$52,797
Preferred stock dividends	(2,448)	(4,001)	(4,897)	(6,913)
Other expenses	—	(95)	—	(195)
Funds from operations attributable to common stockholders and unit holders	$33,659	$24,342	$66,833	$45,689

Funds from operations attributable to common stockholders and unit holders	$33,659	$24,342	$66,833	$45,689
Intangible amortization in rental income, net	1,259	1,521	2,555	3,187
Termination income	(387)	(74)	(695)	(128)
Property acquisition costs	2,558	583	3,298	1,135
Loss on extinguishment of debt	2	839	2	1,973
Severance costs	—	—	—	3,063
Loss on involuntary conversion	—	—	330	—
Loss on incentive fee	891	—	891	—
(Gain) loss on swap ineffectiveness	129	—	(27)	—
Core funds from operations	$38,111	$27,211	$73,187	$54,919

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	88,181,117	67,910,361	85,012,106	67,899,789
Weighted average participating securities outstanding	237,382	275,426	238,598	280,442
Weighted average units outstanding	3,766,671	3,702,373	3,734,632	3,691,289
Weighted average common shares, participating securities, and other units - basic	92,185,170	71,888,160	88,985,336	71,871,520
Weighted average performance units and outperformance plan	670,419	258,904	666,213	163,593
Weighted average common shares, participating securities, performance and other units - diluted	92,855,589	72,147,064	89,651,549	72,035,113
Core funds from operations per share / unit - basic	$0.41	$0.38	$0.82	$0.76
Core funds from operations per share / unit - diluted	$0.41	$0.38	$0.82	$0.76

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$38,111	$27,211	$73,187	$54,919
Non-rental property depreciation and amortization	71	66	145	115
Straight-line rent adjustments, net	(1,444)	(815)	(2,667)	(1,185)
Recurring capital expenditures	(410)	(284)	(635)	(753)
Renewal lease commissions and tenant improvements	(1,736)	(406)	(2,625)	(1,137)
Non-cash portion of interest expense	506	401	1,007	780
Non-cash compensation expense	2,388	2,044	4,775	4,085
Adjusted funds from operations (2)	$37,486	$28,217	$73,187	$56,824

(1) In the fourth quarter of 2016, the Company revised the prior period rental property depreciation and amortization expense amounts and accumulated building and improvements depreciation amounts. Refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for a detailed discussion of the revision.
(2) Excludes Non-Recurring Capital Expenditures of approximately $6,119, $8,781, $2,436 and $4,693 and new leasing commissions and tenant improvements of approximately $596, $1,788, $167 and $857 for the three and six months ended June 30, 2017 and June 30, 2016, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition and underwritten to occur in the first 12 months. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA), and Run Rate Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on the sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, loss on involuntary conversion, loss on extinguishment of debt, loss on incentive fee, and other non-recurring items.

We define Run Rate Adjusted EBITDA as Adjusted EBITDA plus incremental Adjusted EBITDA related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected less Adjusted EBITDA related to the quarter’s dispositions. Run Rate Adjusted EBITDA does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Adjusted EBITDA and Run Rate EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, Adjusted EBITDA and Run Rate Adjusted EBITDA should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that Adjusted EBITDA and Run Rate Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash capitalization rate, calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the purchase price plus estimated Acquisition Capital Expenditures. These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2016.

Comparable Lease: We define a Comparable Lease as a lease with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership, leases on space with downtime in excess of two years, leases with materially different lease structures, leases associated with known vacates at the time of acquisition, and leases with credit-related modifications.

Core Based Statistical Area (CBSA): We define Core Based Statistical Area ("CBSA") as a U.S. geographic area defined by the Office of Management and Budget that consists of one or more counties (or equivalents) anchored by an urban center of at least 10,000 people plus adjacent counties that are socioeconomically tied to the urban center by commuting.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, loss on involuntary conversion, gain (loss) on swap ineffectiveness, loss on incentive fee, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: We define GAAP Rent Change as the percentage change in the average base rent over the contractual lease term (excluding above/below market lease amortization) of the Comparable Lease.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, loss on involuntary conversion, loss on extinguishment of debt, gain on sales of rental property, loss on incentive fee, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which the lease term has commenced as of the close of the reporting period.

Operating Portfolio: We define our Operating Portfolio as including all warehouse and light manufacturing assets and excluding non-core flex/office assets and assets under redevelopment. Our Operating Portfolio also excludes billboard, parking lot and cell tower leases.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period. Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements. Retention excludes leases associated with known vacates at the time of acquisition, leases with credit-related modifications, and early terminations.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.